Exhibit 10.52
AMENDMENT NUMBER 5
TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
REVISED AND CONSOLIDATED AS AT JANUARY 1, 2024

The Plan is amended effective December 31, 2025 to add Appendix C, which contains the terms of a voluntary early retirement window that is subject to Company consent.

"APPENDIX C – LIMITED VOLUNTARY EARLY RETIREMENT WINDOW, SUBJECT TO COMPANY CONSENT

C.1    Eligibility

A Member:
(a) who, on both October 31, 2025 and November 25, 2025, was a Management Employee; and
(b) who as at December 31, 2025:
    (i)    will attain the age of sixty (60) years; or
(ii)    will accrue at least thirty (30) years of ERW Eligibility Service; or
(iii)    will have ERW Eligibility Service plus attained age of at least eighty (80) years; and
(c) who has applied in the manner and within the time prescribed by the Company to voluntarily retire and receive a pension in accordance with this Appendix C; and
(d) in respect of whom the Company, in its sole discretion, consents to the Member’s retirement under such terms; and
(e) who remains a Member up to and including their ERW Retirement Date (as defined below);
will retire on the last day of any month between December 31, 2025, and March 31, 2026, inclusive (the "ERW Retirement Date"), which will be considered a Retirement Date for the purposes of the Plan, including this Appendix C. For greater certainty, this Appendix C does not apply to DC Pension Benefits.
For the purposes of this Appendix C, “ERW Eligibility Service” means a Member’s Pensionable Service and any other period of Service, as determined by the Company, which qualifies as "early retirement eligibility service" under the Revenue Rules. For greater certainty, Pensionable Service credited in accordance with subparagraph 6.11(a) of the Plan shall be recognized in determining ERW Eligibility Service, but not for the determination of any defined benefit entitlements under the Plan, including under Article 8 of the Plan and this Appendix C.

C.2    Consent
For greater certainty, a Member who meets the eligibility requirements of paragraph C.1 shall only become entitled to retire under the terms of this Appendix C if the Company has granted its consent.

C.3    Amount of Pension
A Member who retires with Company consent pursuant to paragraph C.1 shall be entitled to a pension equal in amount to:
(a)if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8;
(b)if the Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the benefit described in clause 12.06(a)(i) of the Plan, and adjusted, if applicable, in accordance with paragraph 12.08 of the Plan, the pension calculated in accordance with Article 8; or
(c)if the Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in subparagraph (b), the Actuarial Equivalent of the pension calculated in accordance with subparagraph (b);
in lieu of a pension otherwise payable under paragraph 9.02 of the Plan, if applicable.
C.4    No Portability
Notwithstanding paragraph 13.01 of the Plan, a Member who retires on their ERW Retirement Date pursuant to this Appendix C shall not be entitled to transfer any amount pursuant to Article 13."